UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2015

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2015, Business Development Corporation of America (the “Company”) entered into indemnification agreements (each, an “Indemnification Agreement”) with certain current and former directors and officers of the Company. The Company also expects to enter into a similar indemnification agreement with any of its future directors and officers.

The indemnitees party to the Indemnification Agreement are Nicholas S. Schorsch, William M. Kahane, Leslie D. Michelson, Randolph C. Read, Edward G. Rendell, Peter M. Budko, Robert K. Grunewald, Nicholas Radesca and John H. Grady (each, an “Indemnitee”). The Indemnification Agreement provides that the Company will indemnify each Indemnitee, to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to Indemnitee incurred by or on behalf of such Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreement provides that Indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreement further limits Indemnitee’s entitlement to indemnification in cases where (a) Indemnitee’s negligence or misconduct caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and Indemnitee was adjudged to be liable to the Company, (d) Indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to Indemnitee or (e) the proceeding was brought by Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by Indemnitee, the Company has the right to defend Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants Indemnitee the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering Indemnitee or any claim made against Indemnitee by reason of his or her service to the Company.

The Company will file the form of Indemnification Agreement with the Securities and Exchange Commission as an exhibit to its next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Corporation of America

Date: January 7, 2015	By:	/s/ Peter M. Budko
		Name:	Peter M. Budko
		Title:	Chief Executive Officer and Chairman of the Board of Directors